Exhibit 99.1

Company Contact:
Randy Keys, President and CFO
(713) 935-0122
rkeys@evolutionpetroleum.com

FOR IMMEDIATE RELEASE

Evolution Petroleum Announces Executive Appointments,
Separation of GARP® Operations and
Results of Annual Shareholder Meeting

Houston, December 8, 2015 - Evolution Petroleum Corporation (NYSE MKT: EPM) announced executive promotions pursuant to its succession plan following the Company’s Annual Shareholder Meeting. Such appointments will be effective on January 1, 2016.
Randy Keys, the current President and Chief Financial Officer, has been appointed President and Chief Executive Officer. Randy joined the Company in January 2014 as Senior Vice President and CFO and was appointed to the additional position of President in September 2014. He has served as an executive officer for several energy companies in his distinguished career. This appointment is part of the planned transition of the leadership team of Evolution, which began last year with Randy’s promotion to the dual role of President and Chief Financial Officer.
Randy Keys commented “I appreciate the confidence Bob Herlin and the rest of the Board of Directors have shown in my leadership going forward. While these are challenging times for our industry, Evolution is well positioned to take advantage of the opportunities that we are seeing now and expect to see in 2016. This transition does not change the conservative, shareholder-focused strategy put in place by Bob and the Board to reap the benefits from our Delhi Field asset and reward our shareholders with increasing cash returns.”
Robert Herlin, the current Chief Executive Officer, Board Chair and co-founder of the Company, will continue to serve as Executive Chairman of the Board and will work closely with the management team on strategic and litigation issues.
David Joe, the current Vice President, Controller, Chief Administrative Officer and Corporate Secretary, has been appointed Senior Vice President, Chief Financial Officer and Treasurer, and will serve as the Principal Financial Officer. David joined the Company in 2005 as Accounting Manager, was promoted to Controller and Corporate Secretary in 2007 and in 2014 was given the additional responsibilities of Vice President and Chief Administrative Officer. He was the third employee of the Company, joining shortly after its founding, and has been an instrumental part of our overall growth.
Robert Herlin said, “I and the rest of the Board recognize Randy’s significant contributions since joining the Company in January 2014 and have confidence in his ability to lead the Company as Chief Executive Officer. He is a trusted executive who has gained the confidence of our shareholders to continue the conservative operational and financial management of the Company in this very challenging industry environment. The Board has expressed similar confidence in David, whose long-term contributions during his tenure over the past ten years have been a key part of our solid reputation for transparent financial communications and reporting. I am confident in their abilities to successfully manage our operations as I focus more of my efforts on the long-term strategic goals and direction of the Company.”
Karon Mueller, our current Accounting Manager, has been appointed Controller and Corporate Secretary. A Texas CPA, she joined the Company in July 2014 after a long career in the energy industry.
Rod Schultz, our current Director of SEC Reporting and Taxation, has been appointed to the additional role of Chief Accounting Officer and will serve as Principal Accounting Officer. A seasoned accounting professional with over 35 years of experience, Rod is also a Texas CPA and has been with the Company since 2011.
Separation of GARP® Operations
Over the past several months, the Company has conducted a strategic review of its oilfield technology operations operated within its NGS Technologies subsidiary (“NGST”) and marketed as Gas Assisted Rod Pump, or GARP®. In addition to the task of marketing a new technology, the prolonged downturn in commodity prices, which appears likely to extend into calendar 2016 and potentially beyond, has increased the challenge of commercializing GARP®. Furthermore, the ownership of this technology by an oil producer, such as Evolution, creates a potential conflict of interest as we may appear to be in competition with the customers for our GARP® technology. From a strategic standpoint, we have always viewed this operation as a candidate for an ultimate spinoff or sale in order to maximize the value for our shareholders. Our goal with the strategic review has been to enhance the potential for the success of GARP® and reduce our related capital and operating expenditures, while retaining an interest in the potential upside from the future success of this technology for our shareholders.
As a result of this review, Company management recommended and the Board has approved a majority transfer of our GARP® oilfield technology operations to the NGST employees, including the lead executive and inventor of the technology, Daryl Mazzanti, who is currently our Senior Vice President of Operations. Evolution will retain a minority equity interest in NGST and will have the option to convert part of our initial funding into a substantially increased equity stake in the future. In addition, the Company will retain a 5% royalty on all future gross revenues associated with the GARP® technology.

The three Evolution employees who have primary responsibilities for our GARP® operations, including Daryl Mazzanti, a GARP® sales engineer and a field superintendent, will become full-time employees of NGST and will cease to be employees of Evolution.
The separation of NGST is expected to reduce the Company’s ongoing general and administrative costs by approximately $1 million per year. The combined costs of severance and other related expenses are expected to result in a one-time restructuring charge in the second fiscal quarter ended December 31, 2015, with a preliminary estimate of approximately $700,000. The specific terms of the transaction are subject to definitive legal agreements, and certain provisions may be modified for legal, tax, accounting or other business purposes. The above estimates are subject to revision accordingly.
Randy Keys further commented, “We continue to believe that the patented GARP® technology will play meaningful role in solving current and long-term artificial lift challenges facing the industry, given the vast number of horizontal wells that have been drilled in recent years. We have devoted significant efforts to commercialize this technology and have achieved some encouraging results and favorable reviews with a number of our installations. However, the current industry environment has made the adoption of this new technology, a challenge in its own right, much more difficult. The protracted period of low oil prices has had an adverse negative impact on the profitability of lower rate stripper wells, one of the key initial targets for application of GARP®, and has resulted in dramatic reductions in capital and operating budgets of potential customers. As an independent entity, NGST can adopt a more appropriate cost structure and expand the prospects for joint ventures or other opportunities to increase the probability of commercial success. The separation will also eliminate the concern that customers may have about working with a potential competitor.”
Robert Herlin added, “Daryl is the right person with the right vision to lead NGST. We are very proud of everything that he and his team have accomplished. He is a gifted reservoir and production engineer with an exceptionally creative mind and we remain confident in the potential of this technology under his guidance and leadership. Importantly, this business separation will also simplify Evolution’s strategic focus and significantly reduce overhead during this period of low oil prices, while retaining for our shareholders a substantial interest in the upside of the GARP® technology.”
Results of Annual Shareholder’s Meeting
Evolution’s Annual Meeting of Shareholders was held on Thursday, December 3, 2015. Holders of 31,194,439 shares of common stock of the Company, representing approximately 96% of the Company’s issued and outstanding shares of common stock as of the October 12, 2015 record date, were present in person or by proxy at the Annual Meeting. All Director Nominees were re-elected with overwhelming majorities in excess of 95%. The shareholders approved the re-appointment of Hein &

Associates LLP as the Company’s independent registered public accounting firm and a non-binding advisory vote on compensation of our Named Executive Officers passed with 98% approval.
About Evolution Petroleum
Evolution develops petroleum reserves and shareholder value by applying conventional and specialized technology to known oil and gas resources, onshore in the United States. Our principal asset is our interest in a CO2-EOR project in Louisiana's Delhi Field. Additional information, including the Company's annual report on Form 10-K and its quarterly reports on Form 10-Q, is available on its website at www.evolutionpetroleum.com. Additional information regarding GARP® is available on the www.garplift.com website.
Cautionary Statement
All statements contained in this press release regarding potential results and future plans and objectives of the Company are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events, or otherwise. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding our ability to complete transactions, successfully apply technology applications in the re-development of oil and gas fields, realize future production volumes, realize success in our drilling and development activity and forecasts of legal claims, prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

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